EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Flight Safety Technologies, Inc. and Sanders Design International Announce SICM / TIICM™ Funding

MYSTIC, CT (July 14, 2006) - Flight Safety Technologies, Inc. (AMEX:FLT) and Sanders Design International announced today that the U.S. Government is expected to provide up to $1M in new funding to SDI for further research and development on the SICM / TIICM™ (Tactical Integrated Illuminating Countermeasures) technology for countermeasures against certain heat-seeking missile threats posed by terrorists against airliners and military aircraft.

FST and SDI have been involved together on SICM / TIICM™ since jointly executing a Teaming Agreement in April, 2004. Sanders Design International is a small technology company based in Wilton, NH. SDI expects to receive the new funding as an extension to a prior U.S. Air Force Small Business Innovative Research Contract. In addition to $500,000 in USAF funding, FST and SDI have worked together to facilitate a commitment of matching funding of $500,000 from the Department of Homeland Security (DHS).

FST expects to negotiate a subcontract from SDI to support the further development, test and maturation of SICM / TIICM™. FST and SDI previously worked on SICM / TIICM™ with Analogic Corp., which licensed related technology from SDI. Analogic recently filed a lawsuit against FST and SDI to enjoin further cooperation between FST and SDI on SICM / TIICM™. FST and SDI deny the merit of this suit and intend to vigorously contest it. In addition, FST and SDI believe that the USAF contract appears to fall within an exclusion in the Analogic/SDI license agreement for military applications. However, there can be no assurance as to the outcome or timing of the suit and its impact on the ability of FST and SDI to continue to work together on SICM / TIICM™.

About Flight Safety Technologies, Inc.

Flight Safety Technologies, Inc is a development stage company pursuing advanced technologies aimed at enhancing safety, security and efficiency for the aviation industry.

The Company is currently pursuing three technologies called SOCRATES®, UNICORN™ and TIICM™:

●      SOCRATES® is an airport based laser acoustic sensor for the detection and tracking of wake vortex turbulence.

●      UNICORN™ is an airborne radar for collision avoidance using state of the art components to achieve low cost, small size and light weight.

●      TIICM™ is an airborne passive countermeasure system to protect airliners against the threat of terrorist missile attacks.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the outcome of an informal inquiry by the SEC that appears to be in connection with certain analysts reports about us and our press releases, the outcome of pending class action litigation alleging violations of federal securities laws, pending litigation challenging our rights to TIICM™, whether the government will implement WVAS at all or with the inclusion of a SOCRATES® wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contact:

Samuel A. Kovnat
Flight Safety Technologies, Inc.
(860) 245-0191
ir@flysafetech.com